UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2026

TELOMIR PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-41952	87-2606031
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

100 SE 2nd St, Suite 2000, #1009

Miami, Florida 33131

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (786) 396-6723

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	TELO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Andriy Mushak as the Fractional Chief Financial Officer

Effective June 6, 2026, Alan Weichselbaum will be no longer serving as the Chief Financial Officer of Telomir Pharmaceuticals, Inc. (the “Company”). Mr. Weichselbaum’s departure was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices. On June 3, 2026, the board of directors of the Company appointed Andriy Mushak to serve as the Company’s fractional Chief Financial Officer, effective as of June 6, 2026 (the “Effective Date”).

Mr. Mushak, CPA, 43, is an accomplished Certified Public Accountant licensed in the Commonwealth of Massachusetts with over 20 years of experience in SEC reporting, accounting compliance, and financial statement audits. Mr. Mushak currently serves as a Partner at LMAM Consulting Group, LLC (“LMAM”), a professional services firm with offices in Dallas, Texas and Boston, Massachusetts, specializing in SEC financial reporting, technical accounting, and M&A transaction support. At LMAM, Mr. Mushak leads SEC reporting engagements, financial statement preparation, and advisory services for both publicly traded and privately held companies across diverse industries, including technology, life sciences, media, medical supplies, finance, and manufacturing. Prior to co-founding LMAM in 2025, Mr. Mushak served in the Audit practice at Baker Tilly US, LLP (Boston) for over a decade, most recently as a Senior Manager, where he led financial statement audits and provided assurance and advisory services for publicly traded and privately held clients. Mr. Mushak earned a Master of Science in Accounting and Auditing and a Bachelor of Arts in Economics from Buchach Institute of Management and Audit. Mr. Mushak is a Certified Public Accountant licensed by the Massachusetts Board of Public Accountancy.

Mr. Mushak has been, and will remain, employed by LMAM and will be providing his services pursuant to the Consulting Agreement between the Company and LMAM. The material terms of the engagement are that the Company will pay Mr. Mushak $6,000 per month for the services rendered by Mr. Mushak.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Mushak and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer.

Mr. Mushak has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Consulting Agreement between Telomir Pharmaceuticals, Inc. LMAM Consulting Group, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELOMIR PHARMACEUTICALS, INC.

Dated: June 8, 2026	By:	/s/ Erez Aminov
	Name:	Erez Aminov
	Title:	Chief Executive Officer